UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 18, 2015 (November 12, 2015)

Western Asset Mortgage Capital Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

385 East Colorado Boulevard
Pasadena, California	91101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(626) 844-9400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Beginning as of November 12, 2015, Mr. Steven M. Sherwyn, who has served as the Chief Financial Officer of Western Asset Mortgage Capital Corporation (the “Company”) since June 2012, is on a medical leave of absence of indeterminate duration. On November 16, 2015, the Company’s board of directors (the “Board”) appointed Lisa Meyer, an employee of FTI Consulting, Inc. (“FTI”), which under an existing agreement FTI currently performs financial reporting, accounting and accounting policy assistance services for the Company, to serve as interim Chief Financial Officer of the Company until such time as Mr. Sherwyn resumes the duties of the Company’s Chief Financial Officer or a successor is appointed by the Board.  Western Asset Management Company, the external manager of the Company (the “Manager”), has entered into a separate agreement with FTI pursuant to which Ms. Meyer will serve as the Company’s interim Chief Financial Officer for a monthly fee and other expenses payable by the Manager.  Consistent with the existing arrangement between the Manager and the Company with respect to the reimbursement by the Company of Mr. Sherwyn’s compensation expenses, all fees and expenses related to Ms. Meyer’s services as interim Chief Financial Officer of the Company paid by the Manager will be reimbursed by the Company.

Lisa Meyer, age 51, is a Managing Director of FTI (NYSE: FCN), in the Real Estate Solutions practice where she focuses on providing services related to financial reporting, research and interpretation of generally accepted accounting principles and assistance with Securities and Exchange Commission regulatory matters, primarily to real estate investment trusts (“REITs”), financial services companies, as well as real estate private equity funds and other real estate operating companies. Ms. Meyer has over 20 years of experience in the real estate and real estate finance industries working with publicly traded mortgage and equity REITs, non-traded REITs, private real estate companies, real estate operators and private equity funds.  Prior to joining FTI, from 2005 to 2011 Ms. Meyer served as the chief accounting officer for NorthStar Realty Finance Corp. (NYSE: NRF). During 2011, Ms. Meyer also served as NorthStar’s interim chief financial officer and served as the chief financial officer/chief accounting officer of two, public non-traded real estate investment trust companies, NorthStar Real Estate Income Trust and NorthStar Senior Care Trust. Ms. Meyer joined NorthStar Realty Finance Corp. from Ernst & Young LLP where, from 1994 through 2005, she worked in the Global Real Estate Group, most recently serving as an Assurance Senior Manager, focusing on complex and specialized accounting and audit issues for a diverse group of publicly traded and privately held real estate and real estate finance clients. Ms. Meyer received a B.A. in accounting and economics from the City University of New York - Queens College and she is a Certified Public Accountant in the State of New York.

Other than as described above, there is no arrangement or understanding between Ms. Meyer and any other person pursuant to which she was selected as an officer of the Company.  There are no family relationships between Ms. Meyer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  There have been no transactions between Ms. Meyer and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K.  Other than as described above, there is no material plan, contract, arrangement to which Ms. Meyer was a party or in which she participated in connection with her appointment as interim Chief Financial Officer of the Company. Ms. Meyer will not receive any salary, bonus, equity awards or other compensation from the Company in connection with her appointment as such.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

	By:	/s/ Adam C. E. Wright
		Name:	Adam C. E. Wright
		Title:	Assistant Secretary

Date: November 18, 2015